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                                                                   EXHIBIT 6.1.2

               FIRST AMENDMENT TO GENERAL PARTNERSHIP AGREEMENT
               ------------------------------------------------

     THIS FIRST AMENDMENT TO GENERAL PARTNERSHIP AGREEMENT (this "Amendment") is
                                                                  ---------
entered into and shall be effective as of the 27th day of January, 1999, by and between BLUE RIBBON COMMUNITIES LIMITED PARTNERSHIP, a Delaware limited partnership ("BRC"), and MEADOWS PRESERVATION, INC., a Florida corporation
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("MPI").
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                                   RECITALS

     WHEREAS, BRC and MPI entered into that certain General Partnership Agreement of The Meadows Resort Partnership dated as of September 30, 1998 (the "Partnership Agreement"); and
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     WHEREAS, the parties hereto desire to amend the Partnership Agreement as hereinafter set forth.

     NOW, THEREFORE, in consideration of the mutual agreements herein contained and for other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, the parties hereby agree as follows:

1. The Partnership Agreement is hereby amended by deleting the phrase "the Partnership Execution Date" wherever it appears therein and replacing it with the phrase "January 1, 2000".

2. Section 1.7(u) of the Partnership Agreement is hereby deleted in its entirety and replaced with the phrase "(u) Intentionally Deleted".

3. Section 2.2(a)(i) of the Partnership Agreement is hereby amended by deleting the parenthetical phrase "(the "MPI Cash") in the second line thereof
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and substituting therefor the following:

          "together with Seven Thousand Dollars ($7,000.00) previously received by MPI from the sale of seven (7) shares of MPI Stock to directors of MPI (collectively, the "MPI Cash")".
                                                        --------

4. Section 9.1 of the Partnership Agreement is hereby amended by deleting the phrase "Call Right" wherever it appears therein and replacing it with the phrase "BRC Interest Call Right".

5. Exhibit F to the Partnership Agreement is hereby amended by deleting the phrase "the Partnership Execution Date" wherever it appears in Section 2 thereof and replacing it with the phrase "January 1, 2000", and by adding the following immediately after the period at the end thereof:

          Increases in base rent under each Rental Agreement for any period on or after January 1, 2010 shall be determined by reference to Florida Stat. Section 723 and current industry practices with respect to rents and rental increases for mobile home parks and manufactured home communities in Florida.

6. Schedule 9.2 to the Partnership Agreement is hereby amended by deleting the phrase "the Partnership Execution Date" wherever it appears therein and replacing it with the phrase "January 1, 2000".
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7.   Except as specifically modified by this Amendment, all of the terms of the
Partnership Agreement shall continue in full force and effect.

8. The laws of the State of Florida, without reference to its conflict of laws rules, shall govern the validity of this Amendment, the construction of its terms, and the interpretation of the rights and duties of the parties hereto.

9. This Amendment may be executed in counterparts, all of which taken together shall constitute one agreement.

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IN WITNESS WHEREOF, the parties have entered into this Amendment as of the day first above set forth.


                                   BLUE RIBBON COMMUNITIES LIMITED
                                   PARTNERSHIP, a Delaware limited partnership

Witness:                           By:  MHC-QRS Blue Ribbon Communities, Inc.,
                                        a Delaware corporation, General Partner


________________________                By:___________________________________
                                        Name:_________________________________
________________________                Title:________________________________


                                   MEADOWS PRESERVATION, INC., a Florida
                                   corporation


________________________           By:________________________________________
                                   Name:______________________________________
________________________           Title:_____________________________________

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